Exhibit 10.1

Securities Purchase Agreement
Dated September 29, 2008
between
The Goldman Sachs Group, Inc.
and
Berkshire Hathaway inc.

TABLE OF CONTENTS

		Page
Recitals		1

Article I

Purchase; Closing

1.1	Purchase	1
1.2	Closing	1
1.3	Interpretation	3

Article II

Representations and Warranties

2.1	Disclosure	3
2.2	Representations and Warranties of the Company	4
2.3	Representations and Warranties of the Investor	8

Article III

Covenants

3.1	Commercially Reasonable Efforts	9
3.2	Expenses	10
3.3	Sufficiency of Authorized Voting Common Stock	10
3.4	Certain Notifications Until Closing	10

Article IV

Additional Agreements

4.1	Bank Holding Company Act	10
4.2	Ownership	11
4.3	Transfer Restrictions	12
4.4	Purchase for Investment	13
4.5	Legend	14
4.6	Information Rights	14
4.7	Spin-off Transactions	15

-i-

Article V

Miscellaneous

5.1	Termination	16
5.2	Amendment	17
5.3	Waiver of Conditions	17
5.4	Counterparts and Facsimile	17
5.5	Governing Law; Submission to Jurisdiction, Etc.	17
5.6	Notices	17
5.7	Entire Agreement, Etc.	18
5.8	Definitions of “subsidiary” and “Affiliate”	18
5.9	Assignment	19
5.10	Severability	19
5.11	No Third Party Beneficiaries	19

LIST OF ANNEXES

ANNEX A:	FORM OF CERTIFICATE OF DESIGNATIONS

ANNEX B:	FORM OF WARRANT

ANNEX C:	FORM OF REGISTRATION RIGHTS AGREEMENT

INDEX OF DEFINED TERMS

Term	Location of Definition
Affiliate	5.8(b)
Agreement	Preamble
Bankruptcy Exceptions	2.2(e)(i)
Beneficial Ownership; Beneficial Owner; Beneficially Own	2.3(c)
BHCA	4.1
BHCA Registration	4.1
business day	1.3
Common Stock Capitalization Date	2.2(b)
Certificate of Designations	1.2(e)(ii)
Closing	1.2(a)
Closing Date	1.2(a)
Commission	2.1(b)
Common Stock	Recital A
Company	Preamble
Exchange Act	2.1(b)
GAAP	2.1(a)
Governmental Entities	1.2(c)
Hedging Transaction	4.3(d)
IFRS	2.1(a)
Investor	Preamble
Investor Material Adverse Effect	2.3(b)(ii)
Material Adverse Effect	2.1(a)
Nonvoting Common Stock	Recital A
NYSE	3.3
Permitted Transferee	4.3(c)
Preferred Shares	Recital B
Preferred Stock	Recital A
Previously Disclosed	2.1(b)
Purchase	1.1
Purchased Securities	Recital B
QIBs	4.1
Registration Rights Agreement	1.2(e)(v)
RSUs	2.2(b)
SEC Reports	2.1(b)
Securities Act	2.2(a)
Significant Subsidiary; Significant Subsidiaries	2.2(a)
subsidiary	5.8(a)
Transaction Documents	2.1(b)
Transfer	4.3(a)
Voting Cap	4.2
Voting Common Stock	Recital A
Warrant	Recital B
Warrant Shares	2.2(d)

     Securities Purchase Agreement, dated September 29, 2008 (this “Agreement”), between The Goldman Sachs Group, Inc., a Delaware corporation (the “Company”), and Berkshire Hathaway Inc., a Delaware corporation (the “Investor”).
Recitals:
     A. The Company. As of the date hereof, the Company has 4,000,000,000 authorized shares of Common Stock, $0.01 par value per share (“Voting Common Stock”), 200,000,000 authorized shares of Nonvoting Common Stock, $0.01 par value per share (the “Nonvoting Common Stock” and, together with the Voting Common Stock, the “Common Stock”), and 150,000,000 authorized shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”).
     B. The Issuance. The Company intends to issue in a private placement 50,000 shares of its 10% Cumulative Perpetual Preferred Stock, Series G (the “Preferred Shares”) and a warrant to purchase 43,478,260 shares of its Voting Common Stock (the “Warrant” and, together with the Preferred Shares, the “Purchased Securities”) and the Investor intends to purchase from the Company the Purchased Securities.
     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:
Article I
Purchase; Closing
     1.1 Purchase. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, at the Closing (as hereinafter defined), the Purchased Securities for an aggregate purchase price of $5,000,000,000 (the “Purchase”).
     1.2 Closing.
     (a) On the terms and subject to the conditions set forth in this Agreement, the closing of the Purchase (the “Closing”) will take place at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, at 9:00 a.m., New York time, on October 1, 2008 or as soon as practicable thereafter, or at such other place, time and date as shall be agreed between the Company and the Investor. The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.
     (b) Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.2, at the Closing, the Company will deliver the Preferred Shares and the Warrant, in each case as evidenced by one or more certificates dated the Closing Date and bearing appropriate legends as hereinafter provided for, in exchange for payment in full of the aggregate purchase price therefor by wire transfer of immediately available United States funds to a bank account that has been designated by the Company at least two (2) business days prior to the Closing Date.
     (c) The respective obligations of each of the Investor and the Company to consummate the Purchase are subject to the fulfillment (or waiver by the Investor and the Company, as applicable) prior to the Closing of the condition that (i) any approvals or authorizations of all United States and other governmental or regulatory authorities (collectively, “Governmental Entities”), the absence of which would reasonably be expected to make the Purchase unlawful, shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law shall have expired and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit the purchase and sale of the Purchased Securities.
     (d) The obligation of the Company to consummate the Closing is also subject to the fulfillment (or waiver by the Company) at or prior to the Closing of each of the following conditions:
     (i) (A) the representations and warranties of the Investor set forth in this Agreement shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such date), except to the extent that the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not have and would not be reasonably likely to have an Investor Material Adverse Effect and (B) the Investor shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.
     (e) The obligation of the Investor to consummate the Closing is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:
     (i) (A) the representations and warranties of the Company set forth in (x) Section 2.2(g) of this Agreement shall be true and correct in all respects as though made on and as of the Closing Date and (y) Section 2.2 (other than Section 2.2(g)) shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such date), except to the extent that the failure of such representations and warranties referred to in this Section 1.2(i)(y) to be so true and correct, individually or in the aggregate, does not have and would not be reasonably likely to have a Material Adverse Effect and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

     (ii) the Company shall have duly adopted and filed with the Secretary of State of the State of Delaware the Certificate of Designations in substantially the form attached hereto as Annex A (the “Certificate of Designations”) and such filing shall have been accepted;
     (iii) the Company shall have delivered the Preferred Shares to Investor or its designee(s);
     (iv) the Company shall have duly executed and delivered the Warrant in substantially the form attached hereto as Annex B to the Investor or its designee(s); and
     (v) the Company shall have duly executed and delivered to the Investor or its designee(s) a Registration Rights Agreement (the “Registration Rights Agreement”) in substantially the form of Annex C.
     1.3 Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections” or “Annexes,” such reference shall be to a Recital, Article or Section of, or Annex to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean a business day in the City of New York.
Article II
Representations and Warranties
     2.1 Disclosure.
     (a) “Material Adverse Effect” means a material adverse effect on (i) the business, results of operation or financial condition of the Company and its consolidated subsidiaries taken as a whole; provided, however, that Material Adverse Effect shall not be deemed to include the effects of (A) any facts, circumstances, events, changes or occurrences generally affecting businesses, industries and markets in which the Company operates (including, without limitation, changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign markets), companies engaged in such businesses, industries or markets or the economy, including effects on such businesses, industries, markets or economy resulting from any regulatory or political conditions or developments, or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, (B) a change to International Financial Reporting Standards (“IFRS”) and/or changes or proposed changes in generally accepted accounting principles in the United States (“GAAP”), IFRS or regulatory accounting requirements applicable to broker-dealer or depository institutions and their holding companies generally (or authoritative interpretations thereof), (C) changes or proposed changes in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of clause (A), (B) and (C), other than facts, circumstances, events, changes, effects or occurrences that arise after the date of this Agreement but before the Closing to the extent that such facts, circumstances, events, changes, effects or occurrences have a materially disproportionate adverse effect on the Company and its consolidated subsidiaries relative to comparable U.S. banking or financial services organizations), or (D) changes in the market price or trading volume of the Voting Common Stock or any other equity, equity-related or debt securities of the Company (it being understood and agreed that the exception set forth in this clause (D) does not apply to the underlying reason giving rise to or contributing to any such change); or (ii) the ability of the Company timely to consummate the Purchase and the other transactions contemplated by the Transaction Documents.
     (b) “Previously Disclosed” means information set forth or incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007 or its other reports and forms filed with the Securities and Exchange Commission (the “Commission”) under Sections 13(a), 14(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after December 1, 2007 (the “SEC Reports”) and that are filed prior to the execution and delivery of this Agreement.
     Each party acknowledges that it is not relying upon any representation or warranty not set forth in the Transaction Documents. The Investor acknowledges that it has had an opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its subsidiaries, including an opportunity to ask such questions of management (for which it has received such answers) and to review such information maintained by the Company, in each case as the Investor considers sufficient for the purpose of making the Purchase. The Investor further acknowledges that it has had such an opportunity to consult with its own counsel, financial and tax advisers and other professional advisers as it believes is sufficient for purposes of the Purchase. For purposes of this Agreement, the term “Transaction Documents” refers collectively to this Agreement, the Warrant and the Registration Rights Agreement, in each case, as amended, modified or supplemented from time to time in accordance with their respective terms.
     2.2 Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to the Investor that as of the date hereof and as of the Closing Date (or such other date specified herein):

     (a) Organization, Authority and Significant Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business in all material respects as currently conducted, and, except as has not had or would not be reasonably likely to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”) (individually a “Significant Subsidiary” and collectively the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.
     (b) Capitalization. The authorized capital stock of the Company consists of 4,000,000,000 shares of Voting Common Stock of which, as of August 29, 2008 (the “Common Stock Capitalization Date”), 632,949,974 shares were issued and 394,533,477 shares were outstanding, and 200,000,000 shares of Nonvoting Common Stock, of which no shares were issued or outstanding as of the Capitalization Date, and 150,000,000 shares of Preferred Stock, of which, as of the date hereof, (1) 50,000 shares are designated as “Floating Rate Non-Cumulative Preferred Stock, Series A”, 30,000 shares of which were issued and outstanding, (2) 50,000 shares are designated as “6.20% Fixed Rate Non-Cumulative Preferred Stock, Series B”, 32,000 shares of which were issued and outstanding, (3) 25,000 shares are designated as “Floating Rate Non-Cumulative Preferred Stock, Series C”, 8,000 shares of which were issued and outstanding, (4) 60,000 shares are designated as “Floating Rate Non-Cumulative Preferred Stock, Series D”, 54,000 shares of which were issued and outstanding, (5) 17,500.1 shares are designated as “Non-Cumulative Preferred Stock, Series E”, no shares of which were issued and outstanding, (6) 5,000.1 shares are designated as “Non-Cumulative Preferred Stock, Series F”, no shares of which were issued and outstanding. As of the Common Stock Capitalization Date, the Company held 238,416,497 shares of Voting Common Stock in its treasury. As of the Common Stock Capitalization Date, the Company had 54,721,122 Restricted Stock Units (“RSUs”) outstanding, of which 33,573,599 RSUs were vested and 21,147,523 were unvested and 35,252,482 stock options outstanding, of which 26,142,271 were exercisable and 9,110,211 were non-exercisable. The outstanding shares of Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as set forth above, or in the Company’s Shareholder Protection Rights Plan, dated as of April 5, 1999, and in connection with the Warrant, as of the date of this Agreement, there are no shares of Common Stock reserved for issuance, the Company does not have outstanding any securities providing the holder the right to acquire Common Stock, and the Company does not have any commitment to authorize, issue or sell any Common Stock. The foregoing does not reflect the issuance and sale of approximately 46,747,968 shares of Common Stock (the “Offering Shares”) in the offering scheduled to close on September 29, 2008 (the “September Offering”). The Offering Shares are duly authorized and, when issued in accordance with the terms of the purchase agreement for the September Offering, will be validly issued, fully paid and nonassessable, and not subject to any preemptive rights. Since the Common Stock Capitalization Date, the Company has not issued any shares of Voting Common Stock or Nonvoting Common Stock, other than shares issued in the September Offering and shares issued upon the exercise of stock options or delivered under RSUs.
     (c) Preferred Shares. The Preferred Shares have been duly and validly authorized, and, when issued and delivered pursuant to this Agreement, such Preferred Shares will be duly and validly issued and fully paid and non-assessable.
     (d) The Warrant and Warrant Shares. The Warrant has been duly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company in accordance with its terms, and the shares of Voting Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”) have been duly authorized and reserved for issuance upon exercise of the Warrant and when so issued will be validly issued, fully paid and non-assessable.
     (e) Authorization, Enforceability.
     (i) The Company has the corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder (which includes the issuance of the Preferred Shares, Warrant and Warrant Shares). The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and no further approval or authorization is required on the part of the Company. This Agreement and the other Transaction Documents are or will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).
     (ii) The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof and thereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Significant Subsidiary under any of the terms, conditions or provisions of (A) its restated certificate of incorporation or amended and restated by-laws or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Significant Subsidiary is a party or by which it or any Significant Subsidiary may be bound, or to which the Company or any Significant Subsidiary or any of the properties or assets of the Company or any Significant Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Significant Subsidiary or any of their respective properties or assets except, in the case of clauses (i)(B) and (ii), for those occurrences that, individually or in the aggregate, have not had and would not be reasonably likely to have a Material Adverse Effect.
     (iii) Other than the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, any current report on Form 8-K required to be filed with the SEC and such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Purchase except for any such notices, filings, exemptions reviews, authorizations, consents and approvals the failure of which to make or obtain would not be reasonably likely to have a Material Adverse Effect.
     (f) Company Financial Statements.
     (i) The consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the SEC Reports filed prior to the Closing, present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements were prepared in conformity with GAAP applied on a consistent basis (except as may be noted therein).
     (ii) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Exchange Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board.
     (g) No Material Adverse Effect. Since May 30, 2008, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect.
     (h) Reports.
     (i) Since November 30, 2007, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act.

     (ii) The SEC Reports filed by the Company prior to the Closing, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when they became effective or were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.
     2.3 Representations and Warranties of the Investor. The Investor, hereby represents and warrants to the Company that as of the date hereof and the Closing Date:
     (a) Status. The Investor has been duly organized and is validly existing as a corporation under the laws of Delaware.
     (b) Authorization, Enforceability.
     (i) The Investor has the power and authority, corporate or otherwise, to execute and deliver this Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Investor, and no further approval or authorization is required on the part of the Investor or any other party for such authorization to be effective. This Agreement and the Registration Rights Agreement are or will be valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as the same may be limited by Bankruptcy Exceptions.
     (ii) The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby and compliance by the Investor with any of the provisions hereof and thereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of such Investor under any of the terms, conditions or provisions of (A) its organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of its properties or assets except, in the case of clauses (i)(B) and (ii), for those occurrences that, individually or in the aggregate, have not had and would not be reasonably likely to have an Investor Material Adverse Effect. “Investor Material Adverse Effect” means a material adverse effect on the ability of the Investor to consummate the Purchase and the other transactions contemplated by this Agreement.
     (iii) Other than such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Investor in connection with the consummation by the Investor of the Purchase except for any such notices, filings, exemptions, reviews, authorizations, consent and approvals the failure of which to make or obtain would not be reasonably likely to have an Investor Material Adverse Effect.
     (c) Ownership. The Investor is not the Beneficial Owner of (i) any Common Stock or (ii) any securities or other instruments representing the right to acquire Common Stock, other than an aggregate amount of Common Stock with respect to clauses (i) and (ii) not exceeding 100,000 shares (without giving effect to the Purchase). The Investor does not have a formal or informal agreement, arrangement or understanding with any person (other than the Company) to acquire, dispose of or vote any securities of the Company. “Beneficial Ownership” shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act, including the provision that any member of a “group” shall be deemed to have Beneficial Ownership of all securities Beneficially Owned by other members of the group, and except that the exclusion in Rule 13d-3(d)(1)(i) for rights to acquire securities that are not exercisable “within 60 days” shall not apply. “Beneficial Owner” and “Beneficially Own” shall have conforming definitions. Unless specified otherwise, all percentage calculations of Beneficial Ownership will be calculated by including securities that the person (including any group of which such person is a member), but not any other person, has the right to acquire in both the numerator and the denominator.
     To the extent the Investor transfers its rights to one or more of its Permitted Transferees at or prior to Closing, the representations and warranties in Sections 2.3(a) and (b) shall be deemed to also be made by the Investor in respect of each such Permitted Transferee and the representation and warranty in Section 2.3(c) shall be deemed to be made in respect of the Investor and such Permitted Transferees collectively.
Article III
Covenants
     3.1 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Purchase as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

     3.2 Expenses. Unless otherwise provided in any Transaction Document executed by the Company and the Investor, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under the Transaction Documents, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.
     3.3 Sufficiency of Authorized Voting Common Stock. During the period from the Closing Date until the date on which the Warrant has been fully exercised, the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of shares of authorized and unissued Warrant Shares to effectuate such exercise. Nothing in this Section 3.3 shall preclude the Company from satisfying its obligations in respect of the exercise of the Warrant by delivery of shares of Voting Common Stock which are held in the treasury of the Company. As soon as practicable following the Closing, the Company shall, at its expense, cause the Warrant Shares to be listed on the New York Stock Exchange (“NYSE”) at the time they become freely transferable in the public market under the Securities Act, subject to official notice of issuance, and shall maintain such listing on the NYSE for so long as any Voting Common Stock is listed on the NYSE.
     3.4 Certain Notifications Until Closing. From the date of this Agreement until the Closing, each party shall promptly notify the other party of (i) any fact, event or circumstance of which it is aware and which would be reasonably likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of such party contained in this Agreement not to be complied with or satisfied in any material respect and (ii) except as Previously Disclosed, any fact, circumstance, event, change, occurrence, condition or development of which it is aware and which, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect or an Investor Material Adverse Effect, as the case may be; provided, however, that delivery of any notice pursuant to this Section 3.4 shall not limit or affect any rights of or remedies available to the other party.
Article IV
Additional Agreements
     4.1 Bank Holding Company Act. The Investor agrees that it will at all times remain in compliance with the U.S. Bank Holding Company Act of 1956 (the “BHCA”) as the BHCA may apply to the Investor. It is the intention of the Company and the Investor that the Investor’s investment in the Company on the terms and conditions set forth in this Agreement, the other Transaction Documents and the Certificate of Designations will not cause the Investor to become, or be required to register as, a bank holding company under the BHCA (“BHCA Registration”). The Company and the Investor agree that the Company shall provide the Investor with such information as shall be reasonably requested to assist the Investor in ordering its affairs such that it does not become subject to BHCA Registration. In addition, if, solely as a result of any change in law or regulation, Investor’s ownership of the Purchased Securities (and excluding any other activities of the Investor or interests of the Investor in the Company or other persons) would cause the Investor to become subject to BHCA Registration, the Company will, at the request of the Investor, reasonably cooperate with the Investor in any restructuring of the Investor’s ownership of the Purchased Securities such that the Investor would not become subject to BHCA Registration, including, notwithstanding the limitations in Sections 4.3(a) and (e), if the Investor is otherwise unable to reasonably restructure its affairs such that it would not be subject to BHCA Registration (including, without limitation, disposing of securities other than the Purchased Securities), permitting the Investor and its Permitted Transferees to transfer, in a transaction that is not required to be registered under the Securities Act, a portion of the Purchased Securities to not more than an aggregate of fifteen transferees that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act (“QIBs”) but only to the extent any such transfer or transfers would result in the Investor not being subject to BHCA Registration, provided that (i) each such transferee agrees to be bound by Sections 4.3(a) through 4.3(f) hereof, (except that Section 4.3(b) shall not apply in respect of Preferred Securities and Section 4.3(e) shall not apply in respect of Warrants) and (ii) in the case of transfers of the Warrant, the transfer complies with clause (iii) of Section 4.3(b), and the Company will, if requested by the Investor, agree to allow transferees of the Warrant (but not subsequent transferees) to become parties to the Registration Rights Agreement on substantially the same terms as a Permitted Transferee would be permitted to become a party (including, at the election of the Investor, reasonably cooperating with the Investor to assist the Investor in assigning one of its demand rights under the Registration Rights Agreement to such transferees of the Warrant), and provided further that under no circumstances shall the Company be required to change or limit its business, subject itself to additional or different regulation or otherwise take any action (other than permitting the transfer of Purchased Securities as described above) that would be adverse to the business, affairs, financial condition or prospects of the Company.
     4.2 Ownership.
     The Investor agrees that it will not, and it will not permit any Permitted Transferee to, directly or indirectly, including through any subsidiary of the Investor, a Permitted Transferee or other third party, purchase or otherwise acquire Beneficial Ownership of any Common Stock or securities convertible into or exchangeable for Common Stock (whether or not issued by the Company) that would result in the Investor (together with all Permitted Transferees to which a Transfer has been made): (i) Beneficially Owning more than 14.9% of the outstanding Voting Common Stock (the “Voting Cap”); provided, however, that if the Investor exceeds the Voting Cap solely because (i) the Company engages in repurchases of its securities or takes other actions to reduce the number of outstanding shares of Common Stock or (ii) due to adjustments in the number of shares issuable upon exercise of the Warrant in accordance with the terms of the Warrant or (iii) a combination of (i) and (ii), then the Investor will not be deemed to be in violation of the Voting Cap if the Investor disposes of sufficient securities so as to cause the Investor to no longer exceed the Voting Cap promptly upon receipt of written notification from the Company that Investor has exceeded the Voting Cap for any such reason and, notwithstanding the limitations in Sections 4.3(a) and (e), the Company hereby agrees to permit the Investor and its Permitted Transferees to transfer, in a transaction not required to be registered under the Securities Act, a portion of the Warrants to not more than an aggregate of fifteen transferees that are QIBs but only to the extent any such transfer or transfers would result in the Investor not being in violation of the Voting Cap, provided that (i) each such transferee agrees to be bound by Section 4.3(a) through 4.3(f) hereof (except Section 4.3(e) shall not apply) and (ii) the transfer complies with clause (iii) of Section 4.3(b), and the Company will, if requested by the Investor, agree to allow the transferees (but not subsequent transferees) to become parties to the Registration Rights Agreement on substantially the same terms as a Permitted Transferee would be permitted to become a party (including, at the election of the Investor, reasonably cooperating with the Investor to assist the Investor in assigning one of its demand rights under the Registration Rights Agreement to such transferees of the Warrant).
     4.3 Transfer Restrictions.
     (a) Prior to the five year anniversary of the Closing Date, without the prior written consent of the Company, the Investor and its Permitted Transferees shall not (i) except as provided in Sections 4.1 and 4.2, directly or indirectly transfer, sell, assign, pledge, convey, hypothecate or otherwise encumber or dispose of any of the Purchased Securities, or (ii) lend, hypothecate or permit any custodian to lend or hypothecate any of the Purchased Securities or any Common Stock. Each transaction referenced in clauses (i) and (ii) is herein called a “Transfer”. Exercises of the Warrant for Warrant Shares in accordance with the terms of the Warrant shall not be deemed Transfers.
     (b) The Investor and the Permitted Transferees (individually or collectively) may not Transfer any Warrant Shares other than (i) in a transaction that has been specifically approved by the Company in writing, (ii) in a public offering registered with the Commission or in a sale under Rule 144 under the Securities Act, where the Company has been offered the opportunity to designate a sole underwriter, broker or market maker, or (iii) in a private transaction or series of related transactions, and, in the case of (ii) or (iii), to the knowledge of the Investor or Permitted Transferee, no purchaser or group of related purchasers acquires Voting Common Stock in such transaction or series of transactions that represents more than 3.5% of the Company’s outstanding Voting Common Stock, and in any case consistent with applicable laws and regulations, including precedent of the Board of Governors of the Federal Reserve System.
     (c) Notwithstanding the foregoing, Section 4.3(a) and (b) shall not prevent the Investor and the Permitted Transferees from Transferring any or all of the Purchased Securities or Warrant Shares, at any time, to any direct or indirect subsidiary of the Investor where the Investor beneficially owns at least 80% of the equity interests (measured by both voting rights and value) of such subsidiary (each, a “Permitted Transferee”), but only if the Permitted Transferee agrees in writing for the benefit of the Company to be bound by the terms of this Agreement (including these transfer restrictions); provided that if the Investor ceases to beneficially own at least 80% of the equity interests (measured by both voting rights and value) of such Permitted Transferee, such Permitted Transferee shall be required to transfer such Purchased Securities or Warrant Shares to the Investor or a Permitted Transferee (or in the case of the Warrant Shares, in accordance with

Section 4.3(b)) immediately; provided further that no such Transfer shall relieve the Investor of its obligations under this Agreement. The Investor shall cause each Permitted Transferee to comply with this Agreement as applicable to it.
     (d) Without the prior written consent of the Company, the Investor and its Permitted Transferees may not engage in any Hedging Transaction with respect to any of the Purchased Securities or Warrant Shares. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including any put or call option, swap or other derivative transaction whether settled in cash or securities) to obtain a “short” or “put equivalent position” with respect to the Common Stock.
     (e) On and after the five year anniversary of the Closing Date, the Investor and its Permitted Transferees may Transfer the Preferred Securities to any other person, provided that (i) the amount transferred to the transferee is at least equal to the lesser of (x) an amount of Preferred Securities having an aggregate liquidation value of at least $1,000,000,000 or (y) an amount of Preferred Securities equal to all of the Preferred Securities then owned by Investor together with its Permitted Transferees, (ii) the transfer and resulting ownership are consistent with law and regulation, including applicable precedent of the Board of Governors of the Federal Reserve System and (iii) the transferee agrees, on terms and in a form reasonably satisfactory to the Company, that its transfers, if any, will be subject to this Section 4.3(e), provided further, that in the case of transferees from the Investor or a Permitted Transferee, whether pursuant to Section 4.1, Section 4.2 or this Section 4.3(e), and any subsequent transferees the minimum transfer amount in clause (i) above shall be the lesser of (x) an amount of Preferred Securities having an aggregate liquidation value of at least $500,000,000 and (y) the aggregate amount of Preferred Securities held by such transferee.
     (f) The Purchased Securities are, and the Warrant Shares will be when issued, restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, the Investor shall not, directly or through others, offer or sell any Purchased Securities or any Warrant Shares except pursuant to a registration statement or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any Transfer of Purchased Securities or Warrant Shares other than pursuant to an effective registration statement, the Investor shall notify the Company of such Transfer and the Company may require the Investor to provide, prior to such Transfer, such evidence that the Transfer will comply with the Securities Act (including written representations and an opinion of counsel) as the Company may reasonably request. The Company may impose stop-transfer instructions with respect to any securities that are to be transferred in contravention of this Agreement.
     4.4 Purchase for Investment. The Investor acknowledges that the Purchased Securities and the Warrant Shares have not been registered under the Securities Act or under any state securities laws. The Investor (i) is acquiring the Purchased Securities pursuant to an exemption from registration under the

Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (ii) will not sell or otherwise dispose of any of the Purchased Securities or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Purchase and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of making the Purchase, (iv) is able to bear the economic risk of the Purchase and at the present time is able to afford a complete loss of such investment and (iv) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act).
     4.5 Legend. The Investor agrees that all certificates or other instruments representing Purchased Securities and the Warrant Shares will bear a legend substantially to the following effect:
“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT, DATED SEPTEMBER 29, 2008, BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”
In the event that (i) any Purchased Securities or Warrant Shares become registered under the Securities Act or (ii) Warrant Shares are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall (subject to the receipt of any evidence required under Section 4.3(e)) issue new certificates or other instruments representing such Purchased Securities or Warrant Shares, which shall not contain such portion of the above legend that is no longer applicable; provided that the Investor surrenders to the Company the previously issued certificates or other instruments.
     4.6 Information Rights. At the request of the Investor, from time to time upon reasonable notice, the Company shall make the Chief Financial Officer of the Company available to meet with the Investor for the purpose of discussing with the Investor the financial condition, business and results of operations of the Company. This right is non-transferable and terminates on the date that the Investor and its Permitted Transferees no longer collectively hold Preferred Stock with an aggregate liquidation value of at least $1,000,000,000.
     4.7 Spin-off Transactions. In the event that the Company decides to distribute the common equity securities of an entity (“Spinco”) that owns one or more of its businesses to the Company’s common stockholders by means of a pro rata distribution of the common equity securities of Spinco, the Company shall, subject to receipt of any necessary regulatory approvals (including the Board of Governors of the Federal Reserve System), exchange a number of shares of Spinco Preferred equal to the product of (i) the Spin-off Value Percentage and (ii) the number of Preferred Shares owned by the Investor and its Permitted Transferees at the time of the exchange, for an equal number of Preferred Shares. The Company shall not complete the pro rata distribution unless it effects the exchange described in this Section 4.7. When issued, the Spinco Preferred shall entitle the holder thereof to the payment of the accrued and unpaid dividends on the exchanged Preferred Shares (whether or not declared) to the date of the spin-off. The exchange shall be conducted with the Investor and its Permitted Transferees on a pro rata basis and the redemption shall be mandatory on the Investor and its Permitted Transferees. This Section 4.7 shall not apply if immediately prior to the spin-off, the Investor and its Permitted Transferees in the aggregate own less than 10,000 Preferred Shares. Following the exchange contemplated by this Section 4.7, the rights and obligations in this Agreement shall apply to the Spinco Preferred mutadis mutandis.
     The exchange contemplated by this Section 4.7 shall be subject to the approval of the Board of Governors of the Federal Reserve System.
     “Spin-off Value Percentage” means the decimal equivalent of a fraction, the numerator of which is the fair market value of Spinco and the denominator of which is the sum of the fair market value of the Company and the fair market value of Spinco. The fair market value for this purpose shall be based upon the expected public trading price of the Spinco common equity securities on a fully distributed basis and the expected public trading price of the Company’s Voting Common Stock following the distribution of the Spinco common equity securities, and determined as though neither the Preferred Shares nor the Spinco Preferred were outstanding. In determining fair market values, any equity interest in Spinco retained by the Company will be disregarded in determining the fair market value of the Company. The fair market value of Spinco will be determined on a fully distributed (100% of the common equity) basis. The Company will provide to the Investor the Company’s estimate of the Spin-off Value Percentage (together with appropriate supporting material). If the Investor does not agree with the Company’s estimate, it may object in writing within 10 days of receipt of the Company’s estimate. In the event of such an objection, the chief executive officers of the Investor and the Company shall promptly meet to resolve the objection and to agree upon the Spin-off Value Percentage. If the chief executive officers are unable to agree on the Spin-off Value Percentage during the 10-day period following the delivery of the Investor’s objection, the Appraisal Procedure may be invoked by either party to determine the Spin-off Value Percentage by delivery of a written notification thereof not later than the 30th day after delivery of the Investor’s objection.

     “Spinco Preferred” shall mean a series of preferred stock of Spinco which has rights, preferences (including a liquidation preference of $100,000 per share), voting powers and limitations and restrictions that are substantially the same as the rights, preferences, voting powers and limitations and restrictions of the Preferred Shares, except that the issuers are not the same. Spinco will not have any authorized preferred stock that is senior to the Spinco Preferred.
     “Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Investor, shall mutually agree upon the Spin-off Value Percentage. Each party shall deliver a notice to the other appointing its appraiser within 10 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the Spin-off Value Percentage, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such two first appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Investor; otherwise, the average of all three determinations shall be binding upon the Corporation and the Investor. The costs of conducting any Appraisal Procedure shall be borne equally by the Company and the Investor.
Article V
Miscellaneous
     5.1 Termination. This Agreement may be terminated at any time prior to the Closing:
     (a) by either the Investor or the Company if the Closing shall not have occurred by the 30th calendar day following the date of this Agreement; provided, however, that in the event the Closing has not occurred by such 30th calendar day, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth day after such 30th calendar day and not be under any obligation to extend the term of this Agreement; provided, further, that the right to terminate this Agreement under this Section 5.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date; or
     (b) by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or
     (c) by the mutual written consent of the Investor and the Company.
In the event of termination of this Agreement as provided in this Section 5.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto, except that nothing herein shall relieve either party from liability for any breach of this Agreement.
     5.2 Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer of a duly authorized representative of each party.
     5.3 Waiver of Conditions. The conditions to each party’s obligation to consummate the Purchase are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.
     5.4 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.
     5.5 Governing Law; Submission to Jurisdiction, Etc. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the non-exclusive personal jurisdiction of the State or Federal courts in the Borough of Manhattan, The City of New York, (b) that non-exclusive jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Section 5.6. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to the Transaction Documents or the transactions contemplated hereby or thereby.
     5.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(A) If to the Investor:

Berkshire Hathaway Inc.
1440 Kiewit Plaza
Omaha, Nebraska 68131

Attention: Marc D. Hamburg
Facsimile: (402) 346-3375

with a copy to:

Munger, Tolles & Olson LLP
355 S. Grand Avenue, 35th Floor
Los Angeles, California 90071

Attention: Robert E. Denham
Facsimile: (213) 687-3702

(B) If to the Company:

The Goldman Sachs Group, Inc.
85 Broad Street
New York, New York 10004
Attention: General Counsel
Facsimile: 212-902-3876

with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: John Mead
Facsimile: (212) 558-3588
     5.7 Entire Agreement, Etc. This Agreement (including the Annexes hereto) and the other Transaction Documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.
     5.8 Definitions of “subsidiary” and “Affiliate”. (a) When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means those entities of which such person owns or controls more than 50% of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent.
     (b) The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.
     5.9 Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (i) an assignment, in the case of a merger or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such merger or consolidation or the purchaser in such sale or (ii) an assignment by Investor, upon one business day’s notice to the Company, of any or all of its rights hereunder (including under any other Transaction Document) to one or more Permitted Transferees prior to the Closing subject to the requirements and conditions set forth in Section 4.3(c) for a transfer of Purchased Securities and applicable requirements and conditions in the other Transaction Documents. The actions of Investor and/or any Permitted Transferee shall be aggregated for purposes of all thresholds and limitations herein and in the Registration Rights Agreement to the extent (i) Investor transfers any or all of its rights hereunder to any Permitted Transferee prior to the Closing and/or (ii) Investor or any Permitted Transferee transfers any Purchased Securities to any Permitted Transferee following the Closing.
     5.10 Severability. If any provision of this Agreement or a Transaction Document, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
     5.11 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor (and any subsidiary of the Investor or Permitted Transferee to which an assignment is made in accordance with this Agreement), any benefits, rights, or remedies.
* * *

     In Witness Whereof, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

THE GOLDMAN SACHS GROUP, INC.
By:	/s/ Gregory K. Palm
	Name:	Gregory K. Palm
	Title:	Executive Vice President and General Counsel

BERKSHIRE HATHAWAY INC.
By:	/s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	Senior Vice President